Exhibit 99.1

FOR IMMEDIATE RELEASE JULY 18, 2008 CONTACT: Michelle Karas 570-387-7174 mkaras@firstcolumbiabank.com
CCFNB BANCORP, INC. AND COLUMBIA FINANCIAL CORPORATION
COMPLETE MERGER OF EQUALS
     BLOOMSBURG, PENNSYLVANIA — July 18, 2008 - CCFNB Bancorp, Inc. (OTCBB: CCFN), announced today that it has completed its merger of equals with Columbia Financial Corporation, the holding company for First Columbia Bank & Trust Co. As a result of the merger, CCFNB Bancorp, Inc. will have total assets of approximately $570 million, and create the second largest independent publicly traded bank holding company headquartered in the four county region of Columbia, Montour, Northumberland, and Luzerne Counties.
     The resulting holding company will remain CCFNB Bancorp, Inc., and the resulting bank will remain First Columbia Bank & Trust Co. CCFNB common stock will continue to trade under the CCFN symbol and be quoted on the OTC Bulletin Board.
     Under the terms of the merger agreement, former Columbia Financial Corporation shareholders will receive 0.72 shares of CCFNB Bancorp, Inc. common stock for each share of Columbia Financial common stock that they own. Former Columbia Financial shareholders will be receiving letters of transmittal regarding the procedures for the exchange of share certificates in the near future.
     “We are grateful for the patience and support our shareholders, customers and employees have given us during this period of transition which began with our announcement to join forces in November 2007,” said Lance O. Diehl, President and Chief Executive Officer of the combined organization. “With the integration of these two customer and community focused financial institutions, we have positioned ourselves to provide more lending opportunities and a wider array of products and services.”
     Glenn E. Halterman, Chairman, commented, “Today marks the beginning of a new First Columbia Bank & Trust Co. As a combined organization, we will achieve greater positive results for our shareholders, customers, communities and employees.”

About the Company
     CCFNB Bancorp, Inc. is a financial holding company, headquartered in Bloomsburg, Pennsylvania. It is the parent company of First Columbia Bank & Trust Co., a full service community commercial bank with 14 branches located in Columbia, Northumberland, and Luzerne Counties. First Columbia engages in a full line of personal, business and municipal financial services and alternative investment products, including, under full trust powers, a complete line of corporate and personal fiduciary services.
Website: www.firstcolumbiabank.com
Contacts:
Lance O. Diehl, President and Chief Executive Officer, CCFNB Bancorp, Inc. and First Columbia Bank & Trust Co., 570-387-3464
Michelle M. Karas, Vice President and Marketing Director, First Columbia Bank & Trust Co., 570-387-7174
Forward Looking Statements
Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the management of CCFNB Bancorp, Inc. (CCFNB), and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast”, and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from CCFNB’s expectations include, but not limited to, changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates, changes in general economic conditions, legislative or regulatory changes, downturn in the demand for loan, deposit and other financial services in First Columbia Bank & Trust Co.’s market areas, increased competition from other banks and non-bank providers of financial services, technological changes and increased technology-related costs, changes in accounting principles, or the application of generally accepted accounting principles and other similar outside influences including those detailed in CCFNB’s filings with the Securities and Exchange Commission. Except as otherwise stated in this news announcement, CCFNB assumes no obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.
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